Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-1 of our report dated May 7, 2008 relating to the financial statements of Gomez, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings “Selected Consolidated Financial Data” and “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, MA
June 26, 2008